Exhibit 99.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                SALOMON SMITH BARNEY FAIRFIELD FUTURES FUND L.P.

          Under Section 121-202 of the Revised Limited Partnership Act

FIRST: The name of the limited partnership is Salomon Smith Barney Fairfield Futures Fund L.P.

SECOND: The date of filing of the certificate of limited partnership is March 25, 2002.

THIRD: The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:

     Paragraph 1 of the Certificate of Limited Partnership relating to the name of the limited partnership is hereby amended to read in its entirety as follows:

     1. The name of the limited partnership is Citigroup Fairfield Futures Fund L.P.

     Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him or her, is hereby amended to read as follows:

     The post office address to which the Secretary of State shall mail a copy of any process against the limited partnership is:

                          Citigroup Managed Futures LLC
                        731 Lexington Avenue, 25th Floor
                               New York, NY 10022
                              Attn: Jennifer Magro


     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership as of the 27th day of August, 2008.

                                     By:      Citigroup Managed Futures LLC,
                                              its General Partner


                                     By:      /s/ Jennifer Magro
                                              ----------------------------------
                                              Jennifer Magro
                                              Authorized Person